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                              EXHIBIT 10.60












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                                                   EXECUTION COPY


                         AMENDMENT NO. 2
                               TO
                      AMENDED AND RESTATED
                        CREDIT AGREEMENT

          This Amendment No. 2 to Amended and Restated Credit Agreement (this "Amendment"), made as of the 28th day of April, 1995, between AMERICAN SEAWAY FOODS, INC. (formerly known as Heritage Wholesalers, Inc.), an Ohio corporation (herein the "Borrower"), the Banks (as hereinafter defined) and SOCIETY NATIONAL BANK, as agent for the Banks (in such capacity, the "Agent"),

                           WITNESSETH:

          WHEREAS, the Borrower has been extended certain financial accommodations pursuant to that certain Amended and Restated Credit Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 6, 1994 (the "First Amendment"), as so amended the "Credit Agreement"), among the Borrower, the financial institutions which are a party thereto (the "Banks") and the Agent;

          WHEREAS, the Borrower, the Banks and the Agent desire to amend the Credit Agreement as set forth herein; and

          WHEREAS, the Banks which are the signatories hereto constitute all of the Banks for the purposes of amending the Credit Agreement pursuant to Section 8.21 thereof.

          NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks and the Agent do hereby agree as follows:

                   SECTION I.  DEFINED TERMS.

          Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit
Agreement.

        SECTION II.  AMENDMENTS TO THE CREDIT AGREEMENT.

          The Borrower, the Banks and the Agent hereby agree that the Credit Agreement shall be amended, effective as of the date hereof and subject to the terms and conditions hereof, as follows:

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   2.1    A.   Amendment to Section 1.01.  The following
definitions found in Section 1.01 shall each be amended in its entirety to read as follows:

     "Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Rate Loans, a day of the year on which dealings in dollar deposits are carried on in the London interbank market and banks are open for business in London.

     "Collateral" means all property and assets of the Borrower, including without limitation, the Collateral described in the Patent Agreement of the Borrower, and in Section 1 of the Security Agreement of the Borrower and in Section 1 of the Motor Vehicle Security Agreement of the Borrower, and the Real Property and Leaseholds described in the Mortgages of the Borrower but excluding the property and assets financed pursuant to the Store Construction Indebtedness.

     "Loans" means, collectively, all loans and advances provided for in Article II hereof, including, without limitation, the Revolving Credit Advances consisting of LIBOR Rate Loans and Prime Rate Loans.

     "Permitted Liens" means (i) Existing Liens; (ii) the MetLife Liens; (iii) the Fifth Third Liens; (iv) Liens for taxes not yet payable or Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid by the Borrower or any of its Subsidiaries under Section 5.01(g) hereof; (v) Liens in favor of the Banks; (vi) Liens upon Equipment granted in connection with the acquisition of such Equipment by the Borrower after the date hereof (including, without limitation, pursuant to capital leases); provided, however, that the Liens described in (vi) hereof shall be permitted only if (a) the cost of each item of equipment so acquired constitutes a Capital Expenditure permitted by Section 7(t) of the Guaranty Agreement of Riser, (b) the Indebtedness incurred to finance each such acquisition is permitted by Section 5.02(b), (c) each such Lien attaches only to the Equipment acquired with the Indebtedness secured thereby, and (d) the principal amount of the indebtedness secured by any item of equipment shall not exceed one hundred percent (100%) of the purchase price thereof;
(vii) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting Borrower's or any Subsidiary's real property; provided, however, such Liens described in (vii) hereof shall be permitted only so long as they do not in the aggregate materially detract from the value of said properties or materially interfere with
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their use in the ordinary conduct of the Borrower's or any
Subsidiary's business; (viii) pledges or deposits under worker's compensation, unemployment insurance, social security and other similar laws; (ix) liens relating to statutory obligations with respect to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (x) unperfected liens imposed by law against Borrower's or any Subsidiary's real property and equipment only, such as materialmen's mechanic's carrier's and repairmen's liens and other similar liens, arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty
(30) days; provided, however, no Lien in favor of the PBGC shall in any event be a "Permitted Lien"; provided, further, none of the liens, security interests or other encumbrances listed in clauses
(i) through (x) above shall, in any event, constitute a "Permitted Lien" on and after the commencement in respect hereof of any enforcement, collection, execution, levy or foreclosure proceeding, unless (a) any such enforcement, collection, execution, levy or foreclosure proceeding is with respect to Equipment having a fair market value of less than Fifteen Thousand Dollars ($15,000.00), (b) the dollar value of such claim giving rise to any such enforcement, collection, execution, levy or foreclosure proceeding is less than Five Thousand Dollars ($5,000.00) and (c) the aggregate amount of all such claims shall in no event exceed Twenty Thousand Dollars ($20,000.00); and (xi) the Building Acquisition Liens ; provided, however, that the Liens described in
(xi) hereof shall be permitted only if (a) the Indebtedness incurred to finance each such acquisition is permitted by Section 5.02(b), (b) each such Lien attaches only to the property acquired with the Indebtedness secured thereby, and (c) the principal amount of the indebtedness secured by such property shall not exceed one hundred percent (100%) of the purchase price thereof.

     "Termination Date" means the date upon which the Revolving Credit Commitment of each of the Banks terminates which shall be July 6, 1998 or such earlier date pursuant to Article VI.
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   2.2    A.   Amendment to Section 1.01.  Section 1.01 shall be
amended to include the following definitions in the appropriate alphabetical order:

     "Borrowing" means a Revolving Credit Borrowing or a Term
Borrowing.

     "Building Acquisition Indebtedness" means the Indebtedness incurred by the Borrower in connection with the acquisition by the Borrower of the Building No. 5 and the Cash-n-Carry Building.

     "Building Acquisition Liens" means the Liens securing any Building Acquisition Indebtedness.

     "Building No. 5 and the Cash-n-Carry Building" means the real property and improvements located at 22801 Aurora Road, Bedford
Heights, Ohio and 3900 Woodland Avenue, Cleveland, Ohio, respectively.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal
Reserve System, as in effect from time to time.

     "Eurocurrency Reserve Percentage" of any Bank for the Interest Period for any LIBOR Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Interest Period" means, for each of the LIBOR Rate Loans comprising a Borrowing, the period commencing on the date of such Loans or the date of the Rate Conversion or Rate Continuation of any Loans into such Loans and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Loans and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof. The duration of each such Interest
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Period shall be one, two, three or six months, in each case as the
Borrower may select, upon delivery to the Agent of a Notice of Borrowing therefor in accordance with Section 2.02(a) hereof; provided, however, that:

(a)Interest Periods for Loans comprising part of the same Borrowing shall be of the same duration;

(b)with respect to LIBOR Rate Loans comprising any Borrowings, no Interest Period may end on a date later than the Termination Date;

(c)whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

(d)if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

(e)the Borrower may not select any Interest Period with respect to a Borrowing comprised of Revolving Credit Advances after the date of any mandatory reduction specified in Section 2.01(e) or 2.05 or 2.04(a), after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Rate Loans having Interest Periods ending on or prior to the date of such mandatory reduction shall be at least equal to the principal amount of the Revolving Credit Advances due and payable on or prior to such date.

(f)the Borrower may not select any Interest Period with respect to a Borrowing comprised of Term Loans ending after the date of any payment required by the Term Notes, if after giving effect to such selection, the aggregate unpaid principal amount of any then
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outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Rate Loans having Interest Periods ending on or prior to the date of such payment shall be at least equal to the principal amount of the amounts due and payable on or prior to such date.

     "Law" means any federal, state, local or foreign law, ordinance or regulation or any order, case precedent, ruling, directive, judgment, injunction, award or decree or request having the force of law or any other requirement of any governmental or regulatory body, court, tribunal or arbitrator.

     "LIBOR Rate" means, with respect to any LIBOR Rate Loan for any Interest Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) equal to the average of the per annum rates at which deposits in immediately available funds in United States dollars approximately equal in principal amount to the Agent's portion of such Borrowing and for a maturity comparable to the Interest Period are offered to the Reference Bank by prime banks in any Eurodollar market reasonably selected by the Reference Bank, determined as of 4:00 p.m. London time (or as soon thereafter as practicable), two (2) Business Days prior to the beginning of the relevant Interest Period pertaining to a LIBOR Rate Loan thereunder.

     "LIBOR Rate Loan" means a Loan which bears interest at the LIBOR Rate plus the LIBOR Rate Margin.

     "LIBOR Rate Margin" means two and three-quarters percent (2-
3/4%) per annum, subject to adjustment pursuant to Section 2.06(b).

     "Prime Rate Loan" means a Loan which bears interest at the Prime Rate plus the Prime Rate Margin.

     "Prime Rate Margin" means one-half percent (1/2%) per annum, subject to adjustment pursuant to Section 2.06(b)

     "Rate Continuation" means a continuation of LIBOR Rate Loans having a particular Interest Period as LIBOR Rate Loans having an Interest Period of the same duration pursuant to Section 2.02(d).

     "Rate Conversion" refers to a conversion pursuant to Section 2.02(d) of Prime Rate Loans into LIBOR Rate Loans or LIBOR Rate Loans into Prime Rate Loans and, with
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respect to LIBOR Rate Loans, a conversion of LIBOR Rate Loans from one permissible Interest Period to another permissible Interest
Period.

     "Rate Conversion/Continuation Request" means a request for Rate Conversion or Rate Continuation and made pursuant to Section
2.02(d).

     "Reference Bank" means the Cayman Islands branch office of Society National Bank.

     "Revolving Credit Borrowing" has the meaning specified in
Section 2.01(c) hereof.

     "Term Borrowing" has the meaning specified in Section 2.01(c) hereof.

         2.3 Amendment to Credit Agreement. Each reference to the word "law" in the Credit Agreement shall be amended to read
"Law" as defined in Section 1.01.

         2.4 Amendment to Add Exhibits. The Credit Agreement is hereby amended to add Attachment 1 to this Amendment as Exhibit B to the Credit Agreement (Form of Notice of Borrowing) and Attachment 2 to this Agreement as Exhibit C to the Credit Agreement (Form of Rate Conversion/Continuation Request).

         2.5 Amendment to Section 2.01(b). Section 2.01(b) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (b) Term Loan Advances. Each Bank severally agrees, upon the terms and conditions set forth in this Agreement, on the Amendment Effective Date to make Term Loans to the Borrower (each a "Term
Loan") in the amount of such Bank's Term Loan Commitment.

         2.6 Amendment to Section 2.01(c). Section 2.01(c) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (c) Borrowings. Each borrowing of Revolving Credit Advances under this Article II (a "Revolving Credit Borrowing") shall consist of a group of Revolving Credit Advances consisting entirely of Prime Rate Loans or LIBOR Rate Loans, made by the Banks ratably in accordance with their Pro Rata Share, on the same date, and, in the case of LIBOR Rate Loans, as to which a single Interest Period is in effect. Any group of Revolving Credit Advances made by the Banks having different interests rates or having a different Interest Period (regardless of whether such Interest Period commences on the same date as
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another Interest Period), or made on a different date shall be considered to comprise a different Revolving Credit Borrowing.
Each borrowing of Term Loans under this Article II (a "Term Borrowing") shall consist of a group of Term Loans consisting entirely of Prime Rate Loans or LIBOR Rate Loans, made by the Banks ratably in accordance with their Pro Rata Share, on the same date, and, in the case of LIBOR Rate Loans, as to which a single Interest Period is in effect. Any group of Term Loans made by the Banks having different interests rates or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Term Borrowing.

         2.7 Amendment to Section 2.01(f). Section 2.01(h) shall be deleted in its entirety.

         2.8 Amendment to Section 2.02(a). Section 2.02(a) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (a)  Borrowings; Settlement.

          (i) Minimum Borrowing Amounts. Each Borrowing comprised of LIBOR Rate Loans shall be in an aggregate amount not less than Three Million Dollars ($3,000,000) or multiples of One Million Dollars ($1,000,000) in excess thereof. The Borrower shall be entitled to have more than one Borrowing outstanding at one time; provided, however, that, unless the Agent and the Banks shall otherwise agree in writing, the Borrower shall not be entitled to request any Revolving Credit Borrowing or Term Borrowing which would result in any Bank's having an aggregate of more than ten
(10) LIBOR Rate Loans outstanding at any one time.

          (ii) Notice of Borrowing. Revolving Credit Advances or Term Loans comprising a Borrowing shall be made upon notice (a "Notice of Borrowing") given by the Borrower to the Agent (i) not later than 2:00 p.m. (Cleveland, Ohio time) on the Business Day which is the requested date of a proposed Borrowing comprised of Prime Rate Loans and (ii) not later than 12:00 noon (Cleveland, Ohio time) three (3) Business Days prior to the requested date of a proposed Borrowing comprised of LIBOR Rate Loans. Each Notice of Borrowing for a Borrowing comprised of LIBOR Rate Loans shall be substantially in the form of Exhibit B hereto and shall specify therein (A) the requested date of the Borrowing, (B) whether such Borrowing is to be a
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Revolving Credit Borrowing or a Term Borrowing, (C) that such
Borrowing is to be comprised of LIBOR Rate Loans, (D) with respect to a Revolving Credit Borrowing, the name of the bank and the account number to which such funds are to be disbursed, (E) aggregate amount of such Revolving Credit Advances or Term Loans comprising such Borrowing and (F) the initial Interest Period for
such LIBOR Rate Loans comprising such Borrowing.   Each Notice of
Borrowing shall be irrevocable and binding on the Borrower and subject to the indemnification provisions of this Article II.

           (iii) Settlement. With respect to Revolving Credit Advances, each Bank irrevocably agrees to settle with the Agent forthwith upon each request of the Agent at such time and such frequency as the Agent in its sole discretion may determine, but in any event not less frequently than weekly, on the net average daily amount of Revolving Credit Advances outstanding during the period since the last such settlement such that if such average daily amount is greater than the average daily amount for the preceding such period, each Bank shall pay to the Agent its Pro-Rata Share of such increase and if such average daily amount is less than the average daily amount for the preceding such period, the Agent will remit to each Bank its Pro-Rata Share of such decrease.

         2.9 Amendment to Section 2.02. Section 2.02 shall be amended to add the following as new Sections 2.02(g):

     (g) Rate Conversion and Rate Continuation of Revolving Credit Advances. The Borrower shall have the right, upon request delivered by the Borrower to the Agent (i) not later than 12:00 noon (Cleveland time) on the Business Day that Borrower desires to convert any LIBOR Rate Loans comprising a Borrowing into Prime Rate Loans so as to comprise a Borrowing, (ii) not later than 12:00 noon (Cleveland time) three (3) Business Days prior to a Rate Conversion, to convert any Prime Rate Loans comprising a Borrowing into LIBOR Rate Loans for a given Interest Period so as to comprise a Borrowing, (iii) not later than 12:00 noon (Cleveland time) three
(3) Business Days prior to a Rate Continuation, to continue any LIBOR Rate Loans comprising a given Borrowing as LIBOR Rate Loans for an additional Interest Period of the same duration so as to comprise a Borrowing and (iv) not later than 12:00 noon (Cleveland time) three (3) Business Days prior to a Rate Conversion, to
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convert any LIBOR Rate Loans having a particular Interest Period comprising a Borrowing into LIBOR Rate Loans having a different permissible Interest Period so as to comprise a Borrowing; provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

(A) each Rate Conversion or Rate Continuation shall be made among the Banks based upon each Bank's Pro Rata Share of such converted or continued Revolving Credit Advances comprising a Borrowing,

(B) if less than all the outstanding principal amount of the Loans comprising a Borrowing is converted or continued, the aggregate principal amount of such Loans converted or continued shall be in the case of LIBOR Rate Loans, not less than Three Million Dollars ($3,000,000), or a multiple of One Million Dollars ($1,000,000) in excess thereof,

(C) each Rate Conversion or Rate Continuation shall be effected by each Bank by applying the proceeds of the Loans resulting from such Rate Conversion or Rate Continuation to the Loans of such Bank being converted or continued, as the case may be, and the accrued interest on any such Loans (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Bank by the Borrower at the time of such Rate Conversion or Rate Continuation,

(D) LIBOR Rate Loans shall not be converted or continued at a time other than the end of an Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to this Article II,

(E) Loans comprising a Borrowing may not be converted into or continued as LIBOR Rate Loans less than one month prior to the Termination Date,

(F) Loans comprising a Borrowing that cannot be converted into or continued as LIBOR Rate Loans by reason of clause (E) shall be automatically converted at the end of the
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Interest Period in effect for such LIBOR Rate Loans into Prime Rate
Loans comprising a Borrowing,

(G) with respect to Revolving Credit Borrowings, no Interest Period can be selected in connection with any Rate Conversion or Rate Continuation ending after the date of any mandatory reduction set forth in this Agreement unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Revolving Credit Advances which are Prime Rate Loans taken together with the principal amount of any then outstanding Revolving Credit Advances which are LIBOR Rate Loans having Interest Periods ending on or prior to the date of such mandatory reduction shall be at least equal to the principal amount of the Revolving Credit Advance due and payable on or prior to such date.

(H) with respect to Term Borrowings, no Interest Period can be selected in connection with any Rate Conversion or Rate Continuation ending after the date of any payment required by the Term Notes unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Term Loans which are Prime Rate Loans taken together with the principal amount of any then outstanding Term Loans which are LIBOR Rate Loans having Interest Periods ending on or prior to the date of such required payment shall be at least equal to the principal amount of the aggregate amount of the payments due and payable on or prior to such date as set forth in the Term Notes.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of Loans comprising a Borrowing shall be transmitted by the Borrower to the Agent substantially in the form of Exhibit C hereto and shall specify
(A) the identity and amount of the Loans comprising a Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is a Revolving Credit Borrowing or a Term Borrowing,
(C) whether the Loans comprising such Borrowing shall be converted into or continued as LIBOR Rate Loans or Prime Rate Loans, (D) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day) and (E) in the case of Loans comprising a Borrowing being converted into
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or continued as LIBOR Rate Loans, the Interest Period for such
LIBOR Rate Loans. The Agent shall promptly deliver on the day received a copy of each such Conversion/Continuation Request to the Banks.

         2.10 Amendment to Section 2.04(b). Section 2.04(b) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (b)  Application.

(i) Except as otherwise provided in (a) above, the Borrower irrevocably authorizes the Agent to apply such funds received by the Agent (A) first to the Pro Rata Share of the Prime Rate Loans made by the Banks as part of the same Borrowing ratably according to the then outstanding principal amounts of such Prime Rate Loans and (B) second to the Pro Rata Share of the LIBOR Rate Loans made by the Banks as part of the same Borrowing ratably according to the then outstanding principal amounts of such LIBOR Rate Loans.

(ii) The Borrower shall also repay on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding, in each case with accrued interest to the date of such repayment on the amount repaid.

provided, however that, notwithstanding anything in this Section
2.04 to the contrary, in the event that the application of any portion of prepayment required under Section 2.04(b)(i)(B) above would cause the Borrower to incur a compensation obligation to any Bank by reason of the prepayment of LIBOR Rate Loans on other than the last day of an Interest Period, so long as no Event of Default has occurred and is continuing (I) the Borrower may deposit such amount with the Agent and direct the Agent to invest such amounts in short term investments offered by the Agent and agreed to by the Borrower and the Agent and held in the name of the Agent for the benefit of the Borrower for such period as is necessary to avoid such obligation but in no case maturing past the last day of the Interest Period in question and (II) the Agent shall apply such invested amount together with all interest earned thereon to the repayment of the Revolving Credit Advances no later than on the last day of such Interest Period; provided, further, that, upon the occurrence and continuation of an Event of Default, the Agent may, upon the request of the Majority Banks, cause any amount so invested to be applied to the Obligations in such manner
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as the Majority Banks shall direct the Agent notwithstanding any penalty arising under this Agreement.

    2.11 Amendment to Section 2.05. Section 2.05 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (a) Aggregate Proceeds. The Borrower shall pay to the Agent the sum (the "Aggregate Proceeds") of (i) the proceeds received by the Borrower (after deduction for any direct costs of the transaction payable in cash and, in the case of any lease subleased by the Borrower to another Person, after deduction of any portion of such proceeds paid by the Borrower to the lessor under such Lease) of each sale, assignment, lease, sublet, transfer or other disposition permitted under Section 5.02(c) by the Borrower of Real Property, Leaseholds or any other asset (other than sales of Inventory in the ordinary course of business and other than the sale of Building No. 5 or the Cash-n-Carry Building), (ii) the proceeds of any sale of Building No. 5 or the Cash-n-Carry Building received after the repayment of any Building Acquisition Indebtedness permitted by this Agreement, and (iii) any payment received by the Borrower (whether as proceeds of any insurance policy, any condemnation award or otherwise) in respect of a Casualty Loss other than any payment received from a Casualty Loss in respect to Inventory provided, however, that this Section 2.05 shall not apply to Aggregate Proceeds resulting from (A) the sale of the Financed Customer Assets, (B) the sale of the Specified Assets or (C) during any sale, assignment, lease, sublease, transfer or other disposition of any of the Borrower's Assets, together with all sales of assets by any other Loan Party, to the extent that the aggregate of all such transfers does not exceed
Five Hundred Thousand Dollars ($500,000) in any Fiscal Year. The Aggregate Proceeds shall be applied (as set forth in clause (b) below) to the prepayment, in whole or, subject to the provisions of clause (b) below, ratably in part, of the aggregate outstanding principal amount (calculated after giving effect to all other simultaneous or prior payments or prepayments made pursuant hereto) of the Loans, with accrued interest to the date of such prepayment on the amount prepaid, except to the extent that the proceeds of any Casualty Loss shall have been made available by the Agent to the Borrower and shall have been applied by the Borrower to the purchase price of additional or replacement assets of the Borrower as to which all actions required pursuant to Section 11 of the
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Security Agreement or the sections of the Mortgages relating to the payment to the Borrower of insurance proceeds or condemnation awards, as applicable, shall have been taken.

     (b) Application. The Aggregate Proceeds shall be applied as follows:

               (i) so long as no Default shall have occurred and be continuing, Aggregate Proceeds shall be applied first to Prime
Rate Loans and thereafter to LIBOR Rate Loans in accordance with
Schedule XVII hereto; and

               (ii) in all other cases, to such Obligations of the Borrower under the Loan Documents as the Agent shall determine in its absolute discretion.

provided, however that, notwithstanding anything set forth in this
Section 2.05 to the contrary, in the event that the application of any portion of prepayment required under this Section 2.05 would cause the Borrower to incur a compensation obligation to any Bank by reason of the prepayment of LIBOR Rate Loans on other than the last day of an Interest Period, so long as no Event of Default has occurred and is continuing (I) the Borrower may deposit such amount with the Agent and direct the Agent to invest such amounts in short term investments offered by the Agent and agreed to by the Borrower and the Agent and held in the name of the Agent for the benefit of the Borrower for such period as is necessary to avoid such obligation but in no case maturing past the last day of the Interest Period in question and (II) the Agent shall apply such invested amount together with all interest earned thereon to the repayment of the Revolving Credit Advances no later than on the last day of such Interest Period; provided, further, that, upon the occurrence and continuation of an Event of Default, the Agent may, upon the request of the Majority Banks, cause any amount so invested to be applied to the Obligations in such manner as the Majority Banks shall direct the Agent notwithstanding any penalty arising under this Agreement.

         2.12 Amendment to Section 2.06. Section 2.06 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     SECTION 2.06 Interest. (a) Pre-Default Interest Rate. The Borrower shall pay interest on the unpaid principal amount of the Loans outstanding at the close of
                              -14-
PAGE
each day until such principal amount shall be paid in full at the following times and rates per annum (each of such rates being an "Interest Rate"):

           (i) Prime Rate Loans. During such periods as such a Loan is a Prime Rate Loan, a rate per annum equal at all times to the sum of the Prime Rate plus the Prime Rate Margin in effect from time to time from and after the Amendment Effective Date to the Termination Date. Each change in the Prime Rate shall be reflected in the foregoing interest rates as of the effective date of such change. Except as otherwise specifically provided herein, all interest due hereunder will be payable in arrears, on the first day of each calendar month herein.

           (ii) LIBOR Rate Loans. During such periods as a Loan is a LIBOR Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the LIBOR Rate for such Interest Period for such Loan plus the LIBOR Rate Margin in effect at the time of the making of such Loan, payable
(x) on the last day of such Interest Period and (y) if such Interest Period has a duration of more than three (3) months, three
(3) months after the first day of such Interest Period and (z) on the date such LIBOR Rate Loan shall be converted to a Prime Rate Loan or paid in full (whether at maturity, by reason of acceleration or otherwise).

     (b)  Interest Rate Margin Reduction.

     (i) Conditions. Each of the Prime Rate Margin and the LIBOR Margin shall be reduced in accordance with clause (b)(ii) below;
provided, however, that each of the following conditions shall have been concurrently met:

     (A)no Default shall have occurred and be continuing;

     (B)the Agent shall have received the financial statements required to be delivered pursuant to Section 8(iii) of the Riser Guaranty (x) for Fiscal Years 1993 and 1994, with respect to any reduction to be effective October 1, 1994, and (y) for Fiscal Years 1993, 1994, and 1995, with respect to any reduction to be effective October 1, 1995; and

     (C)on or after (I) the last day of Fiscal Year 1994 (the "1994

                              -15-
PAGE

Determination Date") or (II) the last day of Fiscal Year 1995 (the "1995 Determination Date"), as applicable, the Agent shall have received a certificate, in a form reasonably satisfactory to the Agent, certifying that all of the conditions required for a reduction in the Prime Rate Margin or the LIBOR Rate Margin, as the case may be, shall have been satisfied as of the applicable Determination Date;

          (ii) Calculation of Reduction

     (A)For the period commencing on October 1, 1994 and ending on the earlier of the occurrence of an Event of Default or September 30, 1995, (a) if the Cumulative Consolidated Net Operating Cash Flow as of the 1994 Determination Date shall be greater than Forty-Three Million Two Hundred Twenty-Eight Thousand Dollars ($43,228,000), the Prime Rate Margin shall be one quarter of one percent (1/4%) for Prime Rate Loans and the LIBOR Rate Margin shall be two and one-half percent (2-1/2%%) or (b) if the Cumulative Consolidated Net Operating Cash Flow as of the 1994 Determination Date shall be greater than Fifty-Six Million Six Hundred Twenty-Five Thousand Dollars ($56,625,000) the Prime Rate Margin shall be zero percent (0%) and Interest shall be at the Prime Rate for Prime Rate Loans and the LIBOR Rate Margin shall be two and one-quarter percent (2-1/4%).

     (B)For the period commencing on October 1, 1995 and ending upon the occurrence of an Event of Default, (a) if the Cumulative Consolidated Net Operating Cash Flow as of the 1995 Determination Date shall be greater than Seventy-Four Million Six Hundred Fifty-Nine Thousand Dollars ($74,659,000) but less than or equal to Ninety-Six Million Seven Hundred Eighty-Seven Thousand
                              -16-
PAGE

Dollars ($96,787,000), the Prime Rate Margin shall be one quarter of one percent (1/4%) for Prime Rate Loans and the LIBOR Rate Margin shall be two and one-half percent (2-1/2%) or (b) if the Cumulative Consolidated Net Operating Cash Flow as of the 1995 Determination Date shall be greater than Ninety-Six Million Seven Hundred Eighty-Seven Eighty-Seven Thousand Dollars ($96,787,000) the Prime Rate Margin shall be zero percent (0%) and Interest shall be at the Prime Rate for Prime Rate Loans and the LIBOR Rate Margin shall be two and one-quarter percent (2-1/4%).

     (c) Default Interest. If any Event of Default occurs, then, from the date such Event of Default occurs until the effective date of a waiver of such Event of Default by the Bank, or until all Obligations are paid and performed in full, the Borrower will pay interest on the unpaid principal balance of the Loans at a per annum rate (the "Default Rate") of two percent (2%) in excess of the otherwise applicable Interest Rate.

     (d) Additional Interest on LIBOR Rate Loans. To the extent that any Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to each such Bank additional interest on the unpaid principal amount of each Loan of such Bank during such periods as such Loan is a LIBOR Rate Loan, from the date such Loan is advanced to the Borrower until the principal amount of such Loan is paid in full or converted to a Prime Rate Loan pursuant to Section 2.02(g), at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for such Interest Period for such LIBOR Rate Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to one hundred percent (100%) minus the Eurocurrency Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Loan. A certificate as to the amount of such additional interest shall be submitted to the Borrower and the Agent by such Bank, and shall be conclusive and binding for all purposes, absent manifest error.

     (e)  Interest Rate Determination.

                              -17-
PAGE

          (i)Agent Determination; Notice. The Agent shall determine the LIBOR Rate in accordance with the definition of LIBOR Rate set forth in Section 1.01. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii).



          (ii)Failure of Borrower to Elect.    If no Interest
Period is specified in any Notice of Borrowing or any Rate Conversion/Continuation Request for any LIBOR Rate Loans comprising a Borrowing, the Borrower shall be deemed to have selected an Interest Period with a duration of one month. If the Borrower shall not have given notice in accordance with Section 2.02(g) to continue any LIBOR Rate Loans comprising a Borrowing into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 2.02(g) to convert such Loans), such LIBOR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically convert into Prime Rate Loans.

         2.13 Amendment to Section 2.08. Section 2.08 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     SECTION 2.08 Payment not on Business Day. Whenever any payment hereunder or under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, except, that, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

         2.14 Amendment to Section 2.13. Section 2.13 shall be amended by adding the following sentence as the last sentence of such Section:
                              -18-
PAGE

"Notwithstanding anything contained in this Section 2.13 to the contrary, this Section 2.13 shall not apply to any change in law, rule, regulation, policy or guideline causing an imposition or increase of reserve requirements in respect of LIBOR Rate Loans otherwise included in the Eurocurrency Reserve Percentage."

         2.15 Amendment to Article II. Article II shall be amended to include new Sections 2.14, 2.15, 2.16, 2.17, 2.18, 2.19,
2.20 and 2.21 as follows:

     SECTION 2.14 Illegality. Notwithstanding any other provision of this Agreement, if any Bank determines that any applicable Law, or any change therein, or any change in the interpretation or administration of any Law by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or agency asserts that it is unlawful, for any Bank or its lending office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, then, upon notice to the Agent and the Borrower by such Bank: (i) the obligation of the Banks to make, continue or to convert Loans into, LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and
(ii) the Borrower shall immediately, or at such later date, if any, as may thereafter be permitted by relevant Law, prepay in full the then outstanding principal amount of all LIBOR Rate Loans of all Banks, together with interest accrued thereon and any other amounts payable to the Banks hereunder unless the Borrower, within five (5) Business Days of notice from the Agent, converts all LIBOR Rate Loans of all Banks then outstanding into Prime Rate Loans in accordance with Section 2.02(g) as to which such circumstances do not exist. Any such payment or Rate Conversion shall be subject to the applicable prepayment indemnification provisions of this
Article II.

     SECTION 2.15 Unavailability. Notwithstanding any other provision in this Agreement, if at any time with respect to any LIBOR Rate Loans:

     (a) Inadequate Rate. Any Bank notifies the Agent that the LIBOR Rate for any Interest Period for such LIBOR Rate Loans will not adequately
                              -19-
PAGE
reflect the cost to such Bank of making, funding or maintaining its LIBOR Rate Loans for such Interest Period, the Agent shall promptly notify the Borrower and the Banks, or

     (b) Unavailable Quotations. The Agent determines (which determination shall be conclusive) that quotations of interest rates for dollar deposits are not being provided in the relevant amounts or for the relevant maturities to, or the circumstances affecting the London interbank market of deposits in Dollars make it impracticable to, determine the LIBOR Rate, or

     (c) Unavailable Deposits. Any Bank determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London interbank market of deposits of Dollars for the purpose of funding the LIBOR Rate Loans, then (i) each LIBOR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Prime Rate Loan and (ii) the obligation of the Banks to make or to convert Loans into LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

     SECTION 2.16 Funding Costs. The Borrower agrees to indemnify each Bank against any loss actually incurred relating in any way to its funding of any LIBOR Rate Loan paid before its stated maturity (whether a prepayment or a payment following any acceleration of maturity or otherwise) and to pay that Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the Treasury Yield (as defined below)) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the treasury yield, all as determined by that Bank in its reasonable discretion. For the purposes of this Section 2.16, "Treasury Yield" means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.

     SECTION 2.17 Losses. If any payment of principal of or Rate Conversion or Rate Continuation of, any LIBOR Rate Loan is made other than on the last day of an Interest Period relating to such Loan, as a result of a payment or Rate
                              -20-
PAGE

Conversion or Rate Continuation pursuant to the provisions of
Article II or acceleration of the maturity of the Notes pursuant to
Article VI or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts (discounted to the present value in accordance with standard financial practice at a rate equal to the Treasury Yield) required to compensate such Bank for any additional losses, costs or expenses which it may actually and reasonably incur as a result of such payment or Rate Conversion or Rate Continuation, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan.

     SECTION 2.18 Indemnification for Requests. Whenever the Borrower (a) shall revoke any Notice of Borrowing or any Rate Conversion/Continuation Request involving any LIBOR Rate Loan, (b) shall for any other reason fail to borrow pursuant to any such Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Article III of this Agreement or (d) shall fail to honor any prepayment notice, then, in each case on any Bank's demand, the Borrower shall indemnify each Bank and the Agent against any loss, cost or expense actually incurred by such Bank or the Agent as a result of any such failure by the Borrower, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank or the Agent to fund the LIBOR Rate Loan to be made by such Bank or the Agent in connection with such request when such LIBOR Rate Loan, as a result of such failure by the Borrower, is not made on such date.

     SECTION 2.19 Increased Costs. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in respect of LIBOR Rate Loans otherwise included in the Eurocurrency Reserve Percentage) in or in the interpretation of any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Rate Loans, then the Borrower shall from time to time, upon demand by such Bank (with a copy
                              -21-
PAGE
of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to indemnify such Bank for such increased cost.

     SECTION 2.20 Certificate for Indemnification. Each demand by Agent or a Bank for payment pursuant to Sections 2.13, 2.15, 2.16, 2.17, 2.18 or 2.19 or any other request for indemnification under this Agreement or any of the Loan Documents shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, that such amount has or will be actually incurred by the Agent or such Bank and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct. In determining the amount of any such payment thereunder, each Bank may use reasonable averaging and attribution methods.

     SECTION 2.21 Assignment of Revolving Credit Commitments under Certain Circumstances. In the event that any one Bank shall
(i) have a Eurocurrency Reserve Percentage which is higher than each of the other Banks which are parties hereto causing the Borrower to pay additional interest pursuant to Section 2.06(d) in an amount which is greater than the amount the Borrower would have been obligated to pay if such Bank were not a party hereto or (ii) have delivered a notice pursuant to Section 2.15(a) or 2.19 which notice shall either prohibit the Borrower from obtaining LIBOR Rate Loans or shall cause the Borrower to be required to make additional payments to such Bank, the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Bank and the Agent, to replace such Bank with an assignee (in accordance with and subject to the restrictions contained in Section 8.10), and such Bank hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.10 all its interests, rights and obligations under this Agreement to such assignee; provided, however, that (a) no such assignment shall conflict with any Law and (b) the Borrower or such assignee, as the case may be, shall pay to the affected Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Bank hereunder and all other amounts accrued for such Bank's account or owned to it hereunder, including, without limitation, any amounts owing in respect of any indemnification or reimbursement obligation under this Agreement.


                              -22-
PAGE

    2.16 Amendment to Section 3.02. Section 3.02 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          SECTION 3.02. Additional Conditions Precedent. It shall be an additional condition precedent to each Loan under this Agreement, to each Rate Conversion or Rate Continuation and to the issuance of each Letter of Credit that on the date of such Loan, Rate Conversion, Rate Continuance or issuance, respectively, after giving effect thereto:

     (a) Continuing Representations. The following statements shall be true and correct in all respects:

               (i) the representations and warranties of each Loan Party contained in the Loan Documents are correct on and as of the date of such Loan or issuance, respectively, as though made on and as of such date,

               (ii) the Revolving Credit Availability of the
Eligible Collateral is no less than the sum of the aggregate principal amount of the Revolving Credit Advances to be outstanding plus the aggregate of the Letter of Credit Face Amount of all outstanding Letters of Credit, after giving effect to such Revolving Credit Advance, Rate Continuation, Rate Conversion or issuance, respectively, and

     (iii) no event has occurred and is continuing, or would result from such Loan, Rate Continuation, Rate Conversion or issuance, respectively, that constitutes a Default.

The giving of each Notice of Borrowing and the receipt of the proceeds of each Loan, the giving of a Rate Continuation/Rate Conversion Notice and the effectiveness of the Rate Conversion or Rate Continuation referred to therein, and the making of each request for issuance of a Letter of Credit and the issuance of such Letter of Credit shall each constitute a representation and warranty by the Borrower that each of the foregoing statements shall be true as of the date of such Loan, Rate Conversion, Rate Continuation or issuance, respectively.

          (b) Additional Information. The Agent shall have received such other instruments, information, approvals, opinions or documents as the Agent may reasonably request.

                              -23-
PAGE

       2.17 Amendment to Section 5.02(b). Section 5.02(b) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (b) Indebtedness. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness, liability or other obligation except (i) Indebtedness secured by Liens or security interests permitted by Section 5.02(a), (ii) the Subordinated Debentures, (iii) the MetLife Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not at any time exceed Six Million Dollars ($6,000,000), (iv) the Fifth Third Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not at any time exceed Four Hundred Eighty-Nine Thousand Three Hundred Sixty-Eight and 92/100ths Dollars ($489,368.92), (v) the Indebtedness set forth on Schedule 5.02(b),
(vi) ordinary course trade payables, (vii) Indebtedness evidenced by bankers' acceptances used by the Borrower to pay its ordinary course trade payables and (viii) the Building Acquisition Indebtedness, so long as the original aggregate principal amount of such Indebtedness shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000).

         2.18 Amendment to Section 5.02(c). Section 5.02(c) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (c) Sales, Etc. of Assets. The Borrower shall not sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer, or otherwise dispose of, any of its assets, except (i) sales of inventory in the ordinary course of business, (ii) so long as no Default has occurred hereunder, with respect to assets other than Inventory sold in the ordinary course of business, sales or transfers permitted by Section 7(u) of the Riser Guaranty so long as all the proceeds of any sales, leases, transfers and other dispositions of assets under this subsection (ii) (other than sales of Inventory in the ordinary course of business) shall be applied in accordance with Section
2.05 or (iii) the Borrower may sell either or both of Building No. 5 and the Cash-n-Carry Building so long as all the proceeds of any such sales shall be applied in accordance with Section 2.05 of this Agreement.

         2.19 Amendment to Section 5.02(m). Section 5.02(m) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     (m) Issuance of Transfer of Stock. Except with respect to Shares issued as of the date hereof as
                              -24-
 PAGE
identified on Schedule 4.01(h) hereof and upon conversion of any Subordinated Debenture convertible into Shares, the Borrower shall not issue or permit to be transferred any of the Shares of capital stock.

         2.20 Amendment to Section 8.25. Section 8.25 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     SECTION 8.25 Commitments. The Revolving Credit Commitment, the Term Loan Commitment and the Total Commitment of each Bank shall be as set forth below:

      BANK           TERM         REVOLVLING        BANK'S
                     LOAN           CREDIT          TOTAL
                  COMMITMENT      COMMITMENT      COMMITMENT
Society National  $3,428,573      $21,200,000      $24,628,573
Bank

National City     $2,000,001      $12,349,000      $14,349,001
Bank

NBD Bank, N.A.    $1,817,724      $11,251,466      $13,069,189

Star Bank, N.A.   $1,325,134      $ 8,199,534      $ 9,524,669

Total of
Commitments      $ 8,571,432      $53,000,000      $61,571,432

          SECTION 3. REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants to the Banks and the Agent as follows:

          3.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement as amended by this Amendment.

          3.2 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Banks or the Agent under the Credit Agreement, nor (ii) of any

                              -25-
PAGE
term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit
Agreement as amended by this Amendment.

          3.3 Reference to and Effect on the Credit Agreement. Upon the Effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended by the First Amendment and this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the First Amendment and this Amendment.

        SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS
                    OF THIS AMENDMENT NO. 2.

          In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

          4.1 The Amendment. The Banks and the Agent shall have received this Amendment No. 2 to Amended and Restated Credit
Agreement, executed and delivered by a duly authorized officer of the Borrower.

          4.2 Other Amendments. The Banks and the Agent shall have received each of Amendment No. 3 to Amended and Restated Guaranty Agreement, executed and delivered by a duly authorized officer of Riser and Amendment No. 3 to Credit Agreement in respect of the Rini-Rego Agreement, each executed and delivered by a duly authorized officer of Rini-Rego, and all of the conditions precedent to such Amendment shall have been satisfied.

          4.3  Acknowledgement of Guarantors.  The Banks and the
Agent shall have received the Acknowledgement of Guarantors attached to this Amendment, executed and delivered by a duly authorized officer of each of the Guarantors of the indebtedness of the Borrower to the Banks and the Agent.

          4.4 Borrower's Certificate. The Banks and the Agent shall have received a certificate, in form and substance satisfactory to the Agent, executed for an on behalf of the Borrower by the Chief Executive Officer and the Secretary of the Borrower and dated as of the date of this Amendment, certifying (i) the Director's Resolutions of the Borrower authorizing this Amendment, and each document or other instrument executed in connection with the Amendment, (ii) the names and signatures of the
                              -26-
PAGE
officers of the Borrower, and (iii) compliance by the Borrower with all representations, warranties, covenants and conditions under the Credit Agreement as amended by this Amendment.

          4.5 Other Documents. The Banks and the Agent shall have received each additional document, instrument or piece of information reasonably requested by the Agent, including, without limitation, any financing statements as may be necessary to continue the perfection of the security interests created by the Security Agreements.

                    SECTION 5. MISCELLANEOUS.

          5.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

          5.2 Severability. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

          5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

          [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                              -27-
PAGE

          IN WITNESS WHEREOF, the Borrower has caused this Amendment No. 2 to Amended and Restated Credit Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


                              AMERICAN SEAWAY FOODS, INC.
                              (formerly known as Heritage
Wholesalers, Inc.)


                              By:
                              Title:

180\22687EOB.120
                              -28-
PAGE

ACCEPTED AND AGREED as of
the date and year first above written by:


SOCIETY NATIONAL BANK, as a        NBD BANK,
Bank and as Agent                  as a Bank



By:                                By:

Title:                             Title:



NATIONAL CITY BANK,                STAR BANK, N.A., as a Bank
as a Bank



By:                               By:

Title:                            Title:



180\22687EOB.120
                              -29-
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                  ACKNOWLEDGEMENT OF GUARANTORS

          Each of the undersigned, RISER FOODS, INC., SEAWAY FOOD SERVICE, INC. (formerly known as American Seaway Foods, Inc.) FISHER PROPERTIES, INC., and RINI-REGO SUPERMARKETS, INC. (formerly known as Fisher Foods, Inc.), each of which being a guarantor of indebtedness of the Borrower to the Banks and the Agent, hereby acknowledges and agrees to the terms of the foregoing Amendment No. 2 to Amended and Restated Credit Agreement. Each of the undersigned represents and warrants to the Banks and the Agent that the respective Amended and Restated Guaranty Agreements (as amended), executed and delivered by each of the undersigned, each dated as of May 27, 1993, remain the valid and binding obligations of each of the undersigned, respectively, enforceable against it in accordance with their terms.

                              RISER FOODS, INC.


                              By:
                              Title:

                              SEAWAY FOOD SERVICE, INC. (formerly
                              known as American Seaway Foods, Inc.)


                              By:
                              Title:


                              RINI-REGO SUPERMARKETS, INC.
(formerly
                              known as Fisher Foods, Inc.)


                              By:
                              Title:


                              FISHER PROPERTIES, INC.


                              By:
                              Title:

Executed:  April    , 1995
                              -30-
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                             EXHIBIT B
                                TO
               AMENDED AND RESTATED CREDIT AGREEMENT

                     FORM OF NOTICE OF BORROWING

To:          Society National Bank, as Agent

Subject:  Amended and Restated Credit Agreement, dated as of May
27, 1993 (as amended from time to time, the "Credit Agreement"), among American Seaway Foods, Inc. (the "Borrower"), the Banks which are a party thereto and Society National Bank, as Agent.

Greetings:

      Each capitalized term in this Notice of Borrowing shall be defined in accordance with the Credit Agreement. Pursuant to the Credit Agreement, we request

     (  )    the Banks to grant us a [Term Borrowing][Revolving
Credit Borrowing] consisting of a series of LIBOR Rate Loans in the aggregate principal sum of $__________________, each with an initial Interest Period of _________ month(s), to be made available on the ____ day of ______________, 19___.

and, in the case of any requested Borrowing, to disburse the proceeds as follows:





      The undersigned Borrower hereby certifies that the statements sEt forth in Section 3.02(a) of the Credit Agreement are true on the date hereof, and will be true on the date of the Term Borrowing or Revolving Credit Borrowing, as the case may be, before and after giving effect thereto.

AMERICAN SEAWAY FOODS, INC.


By:
Its:


  In the event that the Borrower desires to request more than one
Borrowing (being of a different type of Borrowing or having
different Interest Period) or more than on Letter of Credit on the same day the Borrower may deliver more than one Notice of Borrowing (subject to the limitations of 2.02(a))
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                               EXHIBIT C
                                  TO
                   AMENDED AND RESTATED CREDIT AGREEMENT

                 FORM RATE CONVERSION/CONTINUATION REQUEST

To:        Society National Bank, as Agent

Subject:     Amended and Restated Credit Agreement, dated as of May
27, 1993 (as amended from time to time, the "Credit Agreement"), among American Seaway Foods, Inc. (the "Borrower"), the Banks which are a party thereto and Society National Bank, as Agent.

Greetings:

Each capitalized term used in this Rate Conversion/Continuation
Request shall be defined in accordance with the Credit Agreement.
Pursuant to the Credit Agreement, we request

     ( ) the Banks to convert $_________________ principal amount of the [Prime Rate Loans] [LIBOR Rate Loans] comprising the [Term Borrowing][Revolving Credit Borrowing] (or portion thereof) [converted] [continued] on _____________, 199_ in the original aggregate principal sum of [$___________________], on _________________, 199_, into a [Term Borrowing][Revolving Credit Borroiwng] of [LIBOR Rate Loans to have an Interest Period of ___ months from the date thereof] [Prime Rate Loans].*

     ( ) the Banks to continue $_________________ principal amount of the LIBOR Rate Loans comprising the [Term Borrowing][Revolving Credit Borrowing] (or portion thereof) [converted] [continued] on _____________, 199_ with a ___ month Interest Period in the original aggregate principal sum of [$___________________] as a [Term Borrowing][Revolving Credit Borrowing] of LIBOR Rate Loans having an Interest Period of the same duration commencing on _________________, 199_.

     ( ) the Banks to convert $___________________ principal amount of the LIBOR Rate Loans comprising the [Term Borrowing][Revolving Credit Borrowing] (or portion thereof [converted] [continued] on _____________, 199_ with a ___ month Interest Period in the original aggregate principal sum of [$___________________] to a [Term Borrowing][Revolving Credit Borrowing] of LIBOR Rate Loans having an Interest Period of ___ months commencing on _________________, 199_.

      The undersigned represents and warrants that this request is made in compliance with Section 2.02(d) of the Credit
Agreement.
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      The undersigned Borrower hereby certifies that the statements set forth in Section 3.02(a) of the Credit Agreement are true on the date hereof, and will be true on the date of the Rate Conversion or Rate Continuation before and after giving effect thereto.


AMERICAN SEAWAY FOODS, INC.


By:
Its:


     In the event that the Borrowere desires to convert or continue more than one Borrowing of LIBOR Rate Loans (having a different
Interest Period on the same day the Borrowere may deliver more than one Rate Conversion/Continuation Request (subject to the limitations of 2.02(b)).
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